Exhibit 10.1

NIVALIS THERAPEUTICS, INC.

2015 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF                       , 2015

i

SECTION 1.        INTRODUCTION.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by: (a) strengthening the Company’s capability to develop, maintain, and direct an outstanding employee team; (b) motivating superior performance by means of long-term performance related incentives; (c) encouraging and providing for obtaining an ownership interest in the Company; (d) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other companies; and (e) enabling Eligible Awardees to participate in the long-term growth and financial success of the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Cash-Based Awards, Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance-Based Awards and Other Awards.

Capitalized terms shall have the meaning provided in SECTION 2 unless otherwise provided in this Plan or any related Cash-Based Award Agreement, Stock Option Agreement, SAR Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance-Based Award Agreement, Other Award Agreement or other applicable agreement.

SECTION 2.        DEFINITIONS.

(a)           “Affiliate” means any entity other than a Subsidiary, if the Company has a controlling interest, as defined in Treasury Regulation section 1.409A-1(b)(5)(iii)(E), in the affiliate.

(b)           “Award” means any Cash-Based Award or any award of an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance-Based Award or Other Award granted under this Plan.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cash-Based Award” means any cash-based award granted under this Plan. “Cash-Based Award Agreement” means the agreement which contains the terms and conditions pertaining to the Cash-Based Award.

(e)           “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(f)            “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h)           “Committee” means a committee described in SECTION 3.

(i)            “Common Stock” means the Company’s common stock, par value $0.001 per share.

(j)            “Company” means Nivalis Therapeutics, Inc., a Delaware corporation.

(k)           “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(l)            “Corporate Transaction” means the occurrence of any of the following:

(i)            A report on Schedule 13D is filed with the SEC pursuant to Section 13(d) of the Exchange Act disclosing that any Person (as hereinafter defined) has acquired the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then outstanding securities of the Company; or

(ii)           Any Person purchases securities pursuant to a tender offer or exchange offer to acquire securities of the Company (or securities convertible) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then outstanding securities of the Company; or

(iii)          The shareholders of the Company approve a reorganization, merger, consolidation, recapitalization, exchange offer, purchase of assets or other transaction, in each case, with respect to which the persons who were the beneficial owners of the Company immediately prior to such a transaction do not, immediately after consummation thereof, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, recapitalized or resulting company’s then outstanding securities; or

(iv)          The shareholders of the Company approve a liquidation or dissolution of the Company; or

(v)           The Company approves a sale or otherwise transfers (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more related transactions, assets aggregating fifty percent (50%) or more of the book value of the assets of the Company and its Subsidiaries (taken as a whole).

For purposes of this Plan, “Person” shall mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a wholly owned Subsidiary of the Company or any employee benefit plan(s) sponsored by the Company or a Subsidiary.  For purposes of the definition of Company under this SECTION 2(l), the Company shall include any Parent, or company that owns at least fifty percent (50%) of the voting stock, of the Company.

(m)          “Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).

(n)           “Director” means a member of the Board who is also an Employee.

(o)           “Disability” means that the Eligible Awardee is permanently and totally disabled as defined in Code Section 22(e).

(p)           “Eligible Awardee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(q)           “Employee” means an individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.  The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Subsidiary or an Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company, Subsidiary or an Affiliate, (iii) any transfer between locations of employment with the Company, Subsidiary or an Affiliate or between the Company, Subsidiary and/or any Affiliate or between any Subsidiaries or Affiliates, (iv) any change in the Participant’s status from an Employee to a Consultant or Non-Employee Director, and (v) at the request of the Company, a Subsidiary or an Affiliate any employee who becomes employed by any partnership, joint venture or corporation not meeting the requirements of a Subsidiary or an Affiliate in which the Company, Subsidiary or an Affiliate is a party.

(r)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)            “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(t)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation on the Nasdaq or NYSE, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)          In the absence of an established market for the Common Stock, the Committee shall determine the Fair Market Value by application of a reasonable valuation method.

(u)           “Fiscal Year” means the Company’s fiscal year.

(v)           “Full-Value Award” means an award of Restricted Stock, Restricted Stock Units, Performance-Based Awards in which the vesting or grant of Restricted Stock or Restricted Stock Units is based on Performance Goals, or an Other Award, as the Committee determines in its discretion.

(w)          “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(x)           “Non-Employee Director” means a member of the Board who is not an Employee.

(y)           “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(z)           “Option” means an ISO or NSO granted pursuant to SECTION 6 of the Plan entitling the Optionee to purchase Shares.  “Option Agreement” means the agreement between the Company and Optionee which contains the terms and conditions pertaining to the Option.

(aa)         “Optionee” means an individual, estate or other entity that holds an Option.

(bb)         “Other Award” means any form of equity-based or equity-related award, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance-Based Award or a Cash-Based Award, and which is granted pursuant to SECTION 11 of the Plan.

(cc)         “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(dd)         “Participant” means an individual or estate or other entity that holds an Award.

(ee)         “Performance Goal”  means any one or more of the following performance criteria or derived from the performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate, Subsidiary, region, or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee:  cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, and may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or adjusted to exclude any or all non-GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit, controllable operating profit, or net operating profit, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators, new product invention or innovation, attainment of research and development milestones, improvements in productivity, attainment of objective operating goals, and objective employee metrics.

(ff)          “Performance Period” means any period as determined by the Committee, in its sole discretion.  The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(gg)         “Performance-Based Award” means any Cash-Based Award or any award of an Option, SAR, Restricted Stock, Restricted Stock Unit, or Other Award, granted pursuant to SECTION 10 of the Plan and based on Performance Goals for an established Performance Period.  “Performance-Based Award Agreement” means the agreement between the Company and Participant which contains the terms and conditions pertaining to the Performance-Based Award.

(hh)         “Plan” means this Nivalis Therapeutics, Inc. 2015 Equity Incentive Plan, as amended from time to time.

(ii)           “Prior Plan” means the Company’s prior equity incentive plan, the N30 Pharmaceuticals, Inc. 2012 Stock Incentive Plan.

(jj)           “Qualified Performance-Based Award” has the same meaning as set forth in SECTION 10(d).

(kk)         “Reprice” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s), whether through amendment, cancellation, or replacement grants, or any other means.

(ll)           “Restricted Stock” means Shares awarded pursuant to SECTION 8 of the Plan. “Restricted Stock Agreement” means the agreement between the Company and Participant which contains the terms and conditions pertaining to the award of Restricted Stock.

(mm)      “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded pursuant to SECTION 9 of the Plan, which value may be paid to the Participant in cash, Shares or a combination of both as set forth in the Restricted Stock Unit Agreement and as the Committee determines in its sole discretion. “Restricted Stock Unit Agreement” means the agreement which contains the terms and conditions pertaining to the award of a Restricted Stock Unit.

(nn)         “SEC” means the Securities and Exchange Commission.

(oo)         “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(pp)         “Securities Act” means the Securities Act of 1933, as amended.

(qq)         “Service” means service as an Employee, Director, Non-Employee Director or Consultant.  A Participant’s Service does not terminate when continued service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.  Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.  If an Award is subject to Code Section 409A, then for purposes of determining whether a Participant is providing Service shall comply with Treasury Regulation section 1.409A-1(h) to the extent applicable.

(rr)           “Share” means one share of Common Stock.

(ss)          “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded pursuant to SECTION 7 of the Plan. “SAR Agreement” means the agreement between the Company and Participant which contains the terms and conditions pertaining to the SAR.

(tt)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(uu)         “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 3.        ADMINISTRATION.

(a)           Committee Composition.  The Board or a Committee appointed by the Board shall administer the Plan.  The Committee shall be selected by the Board, and shall consist of two or more outside, disinterested members of the Board who, in the judgment of the Board, are qualified to administer the Plan as contemplated by Rule 16b-3 of the Exchange Act (or any successor rule), Code Section 162(m) and the regulations thereunder (or any successors thereto), and any rules and regulations of a stock exchange on which Common Stock is traded.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Eligible Awardees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Eligible Awardees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

(b)           Authority of the Committee.  The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type, number and vesting requirements of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to prescribe, amend, modify and rescind rules and regulations relating to the Plan or any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Code Section 162(m) so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an NSO or SAR or vesting of Full-Value Award that number of Shares having a Fair Market Value equal to the amount required to be withheld; to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company; and to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.  The Committee shall also have the authority in its sole discretion to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized (i) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (ii) to adopt sub-plans and Plan addenda as the Committee deems desirable, to accommodate foreign laws, regulations and practice.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

The Committee may in its discretion permit a Participant to defer receipt of any Shares or cash issuable upon the lapse of any restriction placed on Restricted Stock, Restricted Stock Units, or Other Awards, subject to such rules and procedures as it may establish. In particular, the Committee shall establish rules relating to such deferrals intended to comply with the requirements of Code Section 409A, including, without limitation, the time when a deferral election can be made, the period of the deferral, and the events that would result in payment of the deferred amount.

Within the limitations of the Plan, the Committee may modify or extend outstanding Awards or may accept the cancellation of outstanding awards (granted by another issuer) in return for a substitution of an Award for the same or a different number of Shares or dollar amount, at the same or a different Exercise Price in connection with a Corporate Transaction, and with the same or different vesting provisions consistent with Code Section 424(h).  Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Reprice outstanding Awards unless there is approval by the Company shareholders and no modification of an Award shall, without the consent of the Participant or without provision of adequate compensation, as determined in the sole discretion of the Committee, materially impair his or her rights or obligations under such Award.

Subject to applicable law, the Board or the Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, Covered Employees.  Subject to applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)           Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.        GENERAL.

(a)           General Eligibility.  Only Employees, Consultants, Directors and Non-Employee Directors shall be eligible for designation as Eligible Awardees by the Committee, in its sole discretion.

(b)           Incentive Stock Options.  Only Eligible Awardees who are Employees of the Company or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Eligible Awardee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied.

(c)           Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion.  Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.  In no event shall the Company be required to issue fractional Shares under this Plan.

(d)           Beneficiaries.  Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  If no beneficiary was designated, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s spouse, or, if no spouse, then his or her estate.

(e)           Award Agreement.  Each Award under the Plan shall be evidenced and governed exclusively by either an Option Agreement, SAR Agreement, Restricted Stock Unit Agreement, Restricted Stock Agreement, Performance-Based Award Agreement, Other Award Agreement or Cash-Based Award Agreement between the Participant and the Company.  Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable agreement, including without limitation the number of Shares to which a Award pertains, vesting or performance conditions.  The provisions of the various agreements entered into under the Plan need not be identical.  Stock Option Agreements shall specify whether the Option is an ISO or an NSO.

(f)            No Rights as a Shareholder.  Except as expressly provided in this Plan, a Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g)           Termination of Service.  Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise or the Committee determines otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (notwithstanding the provisions below, in no event can a Participant exercise an Option or SAR after the expiration date of such Option or SAR):

(i)            upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Full-Value Awards shall be settled upon termination;

(ii)           if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, and the unvested portions of Full-Value Awards shall terminate and be forfeited immediately without consideration;

(iii)          if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or

(iv)          if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within one year after the date of termination of Service.

SECTION 5.        SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)           Basic Limitations.  The stock issuable under the Plan shall be authorized but unissued Shares.  Subject to adjustment pursuant to SECTION 5(b) and SECTION 12, the aggregate number of Shares reserved for Awards under the Plan shall not exceed [                      ](1) Shares.   No further grants shall be made under the Prior Plan after the Effective Date; provided, however, if the shareholders do not approve the Plan, the Prior Plan shall continue in effect and grants may continue to be made under the Prior Plan. The Shares issued pursuant to Awards under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

(b)           Automatic Increases.  The aggregate number of Shares reserved for Awards under SECTION 5(a) of the Plan will automatically increase on January 1st of each year, for a period of not more than ten (10) years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2025, in an amount

(1)  Share numbers to be filled in after IPO pricing, when the total shares outstanding post-IPO will be known. The number here will be 7% of the outstanding shares (rounded up to the nearest 100 shares).

equal to 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year.  Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

(c)           Additional Shares.  If any Shares subject to an Award are forfeited, or cancelled or if an Award terminates or expires without a distribution of Shares to the Participant or is settled in cash rather than Shares, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, termination or expiration, again be available for Awards under the Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs.  Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, Shares surrendered or withheld as payment of either the exercise price of an Award (including Shares otherwise underlying an Award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan.

(d)           Share Limits.  Subject to adjustments pursuant to SECTION 12, the following limits shall apply:

(i)            Limits on Options.  [                    ](2) Shares reserved for Awards under the Plan may be issued in connection with ISOs.  No Eligible Awardee shall receive Options to purchase Shares during any Fiscal Year covering in excess of [                    ](3) Shares, and of such limit all such Options may be designated as ISOs. Notwithstanding the designation “Incentive Stock Option” in a Stock Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, Subsidiary and any Affiliates) exceeds $100,000, such Options shall be treated as NSOs.  For purposes of this Section 5(c)(i),  Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the grant date of the Option.

(ii)           Limits on SARs.  No Eligible Awardee shall receive Awards of SARs during any Fiscal Year covering in excess of [                  ](4) Shares.

(iii)          Limits on Performance-Based Awards That Are Also Full-Value Awards.  No Eligible Awardee shall receive Performance-Based Awards that are also Full-Value

(2)  Note: Insert share limit as the same number in Section 5(a) (a total plan limit, not an individual limit), which is a fixed number and will not be variable as the reserves are in connection with the evergreen provision.

(3)  Note: Insert share limit at 40% (rounded up to the nearest 100 shares) of the number in Section 5(a), which is a fixed number and will not be variable as the reserves are in connection with the evergreen provision.

(4)  Note: Insert share limit at 40% (rounded up to the nearest 100 shares) of the number in Section 5(a), which is a fixed number and will not be variable as the reserves are in connection with the evergreen provision.

Awards during any Fiscal Year covering, in the aggregate, in excess of [                    ](5) Shares.

(iv)          Limits on Cash-Based Awards.  No Eligible Awardee shall receive Cash-Based Awards during any Fiscal Year covering, in the aggregate, in excess of $3,000,000.

(v)           Limits on Awards to Covered Employees.  In the case of Awards granted to Covered Employees, the above limits shall include Shares underlying Awards that are deemed to have been cancelled under Treasury Regulation section 1.162-27(e)(2)(vi)(B).

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS.

(a)           Exercise Price.  An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement.  The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the grant date of the Option.

(b)           Exercisability and Term.  Each Stock Option Agreement shall specify the date or event (such as performance condition) when all or any installment of the Option is to vest and become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the grant date of the Option (five years for ISO grants to 10-Percent Shareholders).  A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.  Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(c)           Payment for Option Shares.  The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash or check at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)            Surrender of Stock.  Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration.  Such Shares shall be valued at their Fair Market Value.

(ii)           Cashless Exercise.  Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee’s sole discretion.

(iii)          Other Forms of Payment.  Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

(5)  Note: Insert share limit at 40% of the number in Section 5(a), which is a fixed number and will not be variable as the reserves are in connection with the evergreen provision.  Round up to the nearest 100 shares.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  The Stock Option Agreement may specify that payment may be made in any form(s) described in this SECTION 6(c).  In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this SECTION 6(c).

SECTION 7.        TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)           Exercise Price.  Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee.  The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the grant date of the SAR.

(b)           Exercisability and Term.  Each SAR Agreement shall specify the date or event (such as a performance condition) when all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the grant date of the SAR.  A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.  SARs may be awarded in combination with Options, and such an Award shall provide that the SARs will not be exercisable unless the related Options are forfeited.

(c)           Exercise of SARs.  If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the grant date of the SAR, in its sole discretion.  The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of those Shares.

SECTION 8.        TERMS AND CONDITIONS OF RESTRICTED STOCK.

(a)           Payment for Restricted Stock.  Restricted Stock may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(b)           Vesting Conditions.  Each award of Restricted Stock may or may not be subject to vesting conditions.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(c)           Voting and Dividend Rights.  The holder of an award of Restricted Stock under the Plan shall have the same voting, dividend and other rights as the Company’s other Common Stock holders.  A Restricted Stock Agreement, however, may require that the holder of such Restricted Stock invest any cash dividends received in additional Shares subject to the Restricted Stock.  Such additional Shares subject to the award of Restricted Stock shall be subject to the same conditions and restrictions as the award of Restricted Stock with respect to which the dividends were paid.

SECTION 9.        TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a)           Payment for Restricted Stock Units.  Restricted Stock Units shall be issued without consideration.

(b)           Vesting Conditions.  Each Award of Restricted Stock Units may or may not be subject to vesting conditions.  A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(c)           Voting and Dividend Rights.  The holders of Restricted Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding.  Dividend equivalents may be converted into additional Restricted Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

(d)           Form and Time of Settlement of Restricted Stock Units.  Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or any combination of both, as determined by the Committee at the time of the grant of the Restricted Stock Units, in its sole discretion.  Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days.  Vested Restricted Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when the vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date.

SECTION 10.                   TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS.

(a)           Nature of Award.  Performance-Based Awards give a Participant the right to receive a specified number of Shares, cash or a combination of both if the terms and conditions described in the Plan and the associated Award agreement (including those based on Performance Goals) are met at the end of the Performance Period.  However, Performance-Based Awards will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.

(b)           Performance Conditions.  Performance-Based Awards may be granted to any Participant and the associated Performance-Based Award Agreement may specify that the Award is intended to be qualified performance-based compensation under Code Section 162(m). As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Awards will be conditioned on the attainment of performance objectives derived from one or more Performance Goals over a Performance Period.

(c)           Earning Performance-Based Awards. After the end of a Performance Period, the Committee will determine the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Performance-Based Awards.  Performance-Based Awards will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period.

(d)           Section 162(m) Requirements.  This Section 10(d) shall apply to Performance-Based Awards made to any Covered Employee that the Committee intends to comply with the requirements of Code Section 162(m) (the “Qualified Performance-Based Award”).  Awards with performance conditions that are granted to Eligible Awardees who are not Covered Employees need not comply with the requirements of Code Section 162(m).  Each Qualified Performance-Based Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant, (ii) the performance objectives and level of achievement versus these objectives which shall determine the amount of such settlement or payment, (iii) the Performance Period as to which performance shall be measured, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Qualified Performance-Based Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. The performance objectives for any portion of a Qualified Performance-Based Award shall be a measure established by the Committee based on one or more Performance Goals selected by the Committee and specified in writing not later than 90 days after the commencement of the Performance Period (or such earlier time as prescribed by Code Section 162(m)) to which the performance objectives relate, provided that the outcome is substantially uncertain at that time.

For purposes of determining whether any performance objective has been satisfied under this SECTION 10(d), the Committee shall include or exclude the effects of the following events that occur during a Performance Period: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) changes in tax law or rate, including the impact on deferred tax liabilities, (d) the cumulative effect of changes in accounting principles or changes in accounting policies, (e) with respect to fiscal years beginning prior to December 16, 2015, “extraordinary items” described in Accounting Principles Board Opinion No. 30, and/or with respect to fiscal years beginning after December 15, 2015, events of an “unusual nature” and/or of a type that indicate “infrequency of occurrence,” as defined in FASB Accounting Standards Update 2015 — 01, and appearing in the Company’s financial statements or notes thereto in the Company’s Annual Report on Form 10K, and/or in management’s discussion and analysis of financial performance appearing in such Annual Report, (f) acquisitions occurring after the start of a Performance Period or unbudgeted costs incurred related to future acquisitions, (g) operations discontinued, divested or restructured, including severance costs, (h) gains or losses on refinancing or extinguishment of debt, (i) foreign exchange gains and losses and (j) any similar event or condition specified in such Award Agreement.  In the case of a Qualified Performance-Based Award, such exclusions and adjustments provided above may only apply to the extent the Committee specifies in writing (not later than the time performance objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines that they may apply without adversely affecting the Award’s status as a Qualified Performance-Based Award.

Before any Shares or cash underlying an Award subject to performance objectives are settled or paid to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the performance objectives for such Performance Period have been satisfied.  Once established, the Committee may not revise any performance objectives associated with Performance-Based Awards granted to a Covered Employee or increase the amount of the Performance-Based Awards that may be granted, vested, exercisable, paid and/or settled with respect to a Covered Employee if those performance objectives are met.  Notwithstanding satisfaction of any completion of any performance objective, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award to Covered Employees on account of satisfaction of such performance objectives may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e)           Payment for Performance-Based Awards.  Performance-Based Awards that are Full-Value Awards shall be issued without consideration.

(f)            Rights Associated With Performance-Based Awards. During the Performance Period and unless specified otherwise in the associated applicable Award agreement, a Participant will have no voting or dividend rights with respect to Shares underlying such Performance-Based Awards.

SECTION 11.                   OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described in SECTION 6 through SECTION 10 of this Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company (“Other Awards”).  Other Awards may include awards of, or the right to acquire, shares of Common Stock that are not subject to forfeiture or other restrictions, which may be awarded in payment of Non-Employee Director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of a performance goal, or otherwise.

SECTION 12.                   RECAPITALIZATION.

(a)           Adjustments.  Subject to any required action by the shareholders of the Company, (i) the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the number and kind of Shares or units covered by each outstanding Award, (iii) the price per Share subject to each such outstanding Award and (iv) the Share limitations set forth in SECTION 5 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.  Any adjustment of Shares pursuant to this SECTION 12 shall be rounded down to the nearest whole number of Shares.  Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

(b)           Number of Shares per Award.  Each applicable agreement shall specify the number of Shares to which an Award pertains and shall be subject to adjustment of such number in accordance with this SECTION 12.

(c)           Participant Rights.  Except as provided in this SECTION 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  If by reason of an adjustment pursuant to this SECTION 12 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

SECTION 13.                      EFFECT OF A CORPORATE TRANSACTION.

(a)           Corporate Transaction.  In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets.  Such agreement may provide, without limitation, and without the consent of the Participant, for the assumption or substitution of outstanding Awards by the surviving company or its parent, for the replacement of outstanding Awards with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Awards, with or without consideration (provided, however, if such Award has value, e.g., the value of the Shares underlying Restricted Stock has a Fair Market Value greater than zero or the Option or SAR has a positive bargain element, then such cancellation shall not be effectuated without consideration).

For the purposes of this subsection (a), the Award shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Award to be fully vested and exercisable, if applicable, until ten (10) days prior to such transaction. In addition, the Committee may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it remains unvested or has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(b)           Acceleration.  The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction occurs.  Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Awards are not assumed, substituted, or replaced with a cash incentive program pursuant to SECTION 13(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction.  Immediately following the consummation of a Corporate Transaction, all outstanding Awards shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.

SECTION 14.                      LIMITATIONS ON RIGHTS.

(a)           No Entitlements.  A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award.  By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards.  Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant, director or non-employee director of the Company, a Parent, a Subsidiary or an Affiliate.  The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b)           Assignment or Transfer of Awards.  Except as otherwise provided in the applicable Award agreement and then only to the extent permitted by applicable law, no Award shall be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law transferable by the Participant other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Award agreement, an Award may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant.  No Award or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.  However, this SECTION 14(b) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Awards by will or by the laws of descent and distribution.

(c)           Shareholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), except as otherwise expressly provided in the Plan.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in this Plan.

(d)           Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 15.                      TAXES.

(a)           General.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award.  The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)           Share Withholding.  If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired.  Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day.  Any payment of taxes made by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.  The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

(c)           Compliance with Code Section 409A.  The Plan and Award agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Code Section 409A, and, to the extent not so exempt, in compliance with Code Section 409A.  Notwithstanding anything to the contrary in this Plan, if a Participant holding an Award that constitutes “deferred compensation” under Code Section 409A is a “specified employee” for purposes of Code Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Code Section 409A) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, and any amounts so deferred will be paid in a lump sum, without interest, on the day after such six month period elapses, with the balance paid thereafter on the original schedule.  To the extent that an Award constitutes “deferred compensation” under Code Section 409A (i) provides for payment upon the recipient’s termination of employment as an Employee or cessation of service as a service provider that is not an Employee, such Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code Section 409A; or (ii)  provides for payment because of the occurrence of a Corporate Transaction, then such payment shall not be made unless such Corporate Transaction also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code Section 409A, and any payment that would have been made except for the application of the preceding clause shall be made in accordance with the payment schedule that would have applied in the absence of a Corporate Transaction.

SECTION 16.                      EFFECTIVE DATE, DURATION AND AMENDMENTS.

(a)           Effective Date.  The Plan shall become effective upon the closing of the Company’s initial public offering of the Common Stock pursuant to a registration statement on Form S-1 filed with the SEC, following its adoption by the Board and approval by the Company’s shareholders. Prior to such shareholder approval, the Committee may grant Awards conditioned on shareholder approval, but no Shares may be issued or delivered pursuant to any such Award until the Company’s shareholders have approved the Plan. If such shareholder approval is not obtained at or before the first annual meeting of shareholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect.

(b)           Term of the Plan.  The Plan shall terminate on [                                      ](6) and may be terminated on any earlier date pursuant to this SECTION 16.

(c)           Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(6)  Insert date that is 10 yrs. from closing of IPO.

(d)           Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason.  The termination of the Plan, or any amendment thereof, shall not materially impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, or without provision of adequate compensation, as determined in the sole discretion of the Committee.  No Awards shall be granted under the Plan after the Plan’s termination.  An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

SECTION 17.                                                                  GOVERNING LAW, INTERPRETATION OF PLAN AND AWARDS NOTICE.

(a)           This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b)           In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)           The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)           The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)           All questions arising under the Plan or under any Award shall be decided by the Committee in its total and absolute discretion.

(f)            The Committee may determine that a claim made in connection with this Plan is subject to arbitration, as shall be provided in the applicable Award agreement.

(g)           Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

SECTION 18.                                                                  POLICIES

Awards issued pursuant to this Plan shall be subject to applicable corporate policies, including, but not limited to any policies related to recoupment, insider trading, hedging or pledging, and stock ownership.

SECTION 19.                                                                  UNFUNDED PLAN.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted equity-based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Committee be deemed to be a trustee of Shares or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

SECTION 20.                                                                  EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

NIVALIS THERAPEUTICS, INC.

By:

Title: